Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of March 1995
Distribution Date of April 17, 1995

Original Pool Amount                   $280,021,471.35

Beginning Pool Balance                 $191,225,748.38
Beginning Pool Factor                        0.6828967

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $7,703,331.16
  Interest Collected                     $1,417,750.80

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries          $409,655.39
Total Additional Deposits                  $409,655.39

Repos/Chargeoffs                            $54,301.50
Aggregate Number of Notes Charged Off               14

Total Available Funds                    $9,390,876.89

Ending Pool Balance                    $183,607,976.18
Ending Pool Factor                           0.6556925

Servicing Fee                              $159,354.79

Repayment of Servicer Advances             $139,860.46

Reserve Account:
  Beginning Balance                     $12,491,712.47
  Target Percentage                              6.50%
  Target Balance                        $11,934,518.45
  Minimum Balance                        $5,600,429.43
  (Release)/Deposit                       $(557,194.02)
  Ending Balance                        $11,934,518.45

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                              883,707.02        820
    31-60 days                              133,859.29        131
    60+ days                                 38,478.65         30

    Total                                 1,056,044.96        824

  Balances:
    60+ days                              1,117,386.14         30

Memo Item - Reserve Account

  Prior Month                           $12,429,673.64
  + Invest. Income                           62,038.83
  - Withdrawal                                   (0.00)
    Beginning Balance                   $12,491,712.47

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of March 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $280,021,471.35     $89,606,000.00    $180,614,000.00      $9,801,471.35
 Distribution Percentages                                            100.00%             95.50%              4.50%
 Turbo Percentages                                                   100.00%              0.00%              0.00%
 Coupon                                                               4.531%             5.930%             6.260%

Beginning Pool Balance                    $191,225,748.38
Ending Pool Balance                       $183,607,976.18

Collected Principal                         $7,973,126.09
Collected Interest                          $1,417,750.80
Charge-Offs                                    $54,301.50
Servicing                                     $159,354.79
Cash Transfer from Reserve Account                  $0.00
  Total Collections Available
    for Debt Service                        $9,231,522.10

Beginning Balance                         $185,820,128.04              $0.00    $176,225,447.14      $9,594,680.90

Interest Due                                  $920,899.67              $0.00        $870,847.42         $50,052.25
Interest Paid                                 $920,899.67              $0.00        $870,847.42         $50,052.25
Principal Due                               $8,027,427.59              $0.00      $7,666,193.35        $361,234.24
Principal Paid                              $8,027,427.59              $0.00      $7,666,193.35        $361,234.24
Turbo Principal                                     $0.00              $0.00              $0.00              $0.00

Ending Balance                            $177,792,700.45              $0.00    $168,559,253.79      $9,233,446.66
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.0000000000       0.9332568560       0.9420469978

Total Distributions                         $8,948,327.26              $0.00      $8,537,040.77        $411,286.49

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                              $283,194.84

Beginning Reserve Account Balance          $12,491,712.47
(Release)/Draw                               $(557,194.02)
Ending Reserve Account Balance             $11,934,518.45

Memo Item - Advances:
 Servicer Advances - Current Month           $(139,860.46)
 Total Outstanding Servicer Advances        $2,108,734.25

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of March 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Nov 1994          Dec 1994          Jan 1995          Feb 1995          Mar 1995
Beg. Pool Balance        $223,171,137.90   $216,695,290.23   $206,379,528.78   $198,921,224.81   $191,225,748.38

A) Loss Trigger:
Principal of Contracts
  Charged off                 $41,169.01       $132,632.92       $278,730.90       $355,748.09        $54,301.50
Recoveries                   $262,250.32       $188,694.22        $98,943.32        $81,007.02       $409,655.39


Total Charged off
  (Months 5,4,3)             $452,532.83
Total Recoveries
  (Months 3,2,1)              589,605.73
Net Loss/(Recoveries)
  for 3 Mos.                $(137,072.90)(a)

Total Balance
  (Months 5,4,3)         $646,245,956.91(b)

Loss Ratio [(a/b)(12)]         (0.2545)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $659,235.38       $481,801.09     $1,117,386.14
  As % of Beginning
    Pool Balance                                                    0.31943%          0.24221%          0.58433%
  Three Month Average                                               0.24648%          0.27439%          0.38199%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer